Exhibit 99.2
EMPLOYMENT AGREEMENT
This agreement (“Agreement”) is entered into by and between Gary Yusko (“Employee”) and Westwood One, Inc., a Delaware corporation (the “Company”).
1. Employment. The Company hereby employs Employee, and Employee accepts such employment, and agrees to devote Employee’s full time and efforts to the interests of the Company upon the terms and conditions hereinafter set forth.
2. Term of Employment. Subject to the provisions for termination hereinafter provided, Employee’s term of employment by the Company shall commence no later than July 16, 2007 (the “Effective Date”) and shall continue in effect until July 16, 2010 (the “Term”). The Company shall deliver written notice to Employee on or prior to January 15, 2010 of its intention to terminate this Agreement effective July 16, 2010. In the event the Company fails to provide such notice of termination to Employee, Employee may elect by written notice to the Company delivered no later than January 31, 2010 to extend the Term through and including July 16, 2011.
3. Services to be Rendered by Employee.
(a) During the Employment Period, Employee shall serve as the Chief Financial Officer and Principal Accounting Officer of the Company. Employee shall devote all of Employee’s professional time, energy and ability to the proper and efficient conduct of the Company’s business. Employee shall observe and comply with all reasonable lawful directions and instructions by and on the part of the Chief Executive Officer, the Board of Directors (“Board”) or their designee and endeavor to promote the interests of the Company and not at any time do anything which may cause or tend to be likely to cause any loss or damage to the Company in business, reputation or otherwise. Employee shall report directly into the Company’s Chief Executive Officer and Chair of the Audit Committee of the Board.
(b) The Company may from time to time call on Employee to perform services related to the business of developing and broadcasting network and syndicated radio programming and traffic, news, sports and weather reports and information, which may include (in the Company’s sole discretion) contributing to the day-to-day management and operation of such business, soliciting Sponsors and Affiliates (as such terms are defined in Section 12 hereof) or dealing with their accounts or other activities related to the Company’s business, as reasonably specified from time to time by the Chief Executive Officer, the Board of Directors or their designee.
(c) Employee acknowledges that Employee will have and owe fiduciary duties to the Company and its shareholders including, without limitation, the duties of care, confidentiality and loyalty.
(d) Employee acknowledges that Employee has received a copy of the Company’s Sexual Harassment Policies and Procedures, Code of Ethics and Conflicts of Interest policy, and understands and has acknowledged such policies.

4. Compensation/Benefits.
(a) Base Salary. For the services to be rendered by Employee during Employee’s employment by the Company, the Company shall pay Employee, and Employee agrees to accept, a monthly base salary (the “Base Salary”) of (i) $37,500 commencing July 16, 2007 through July 15, 2008, (ii) $39,583.33 commencing July 16, 2008 through July 15, 2009 and (iii) $41,666.67 commencing July 16, 2009.
(b) Discretionary Bonus. For each calendar year set forth below, Employee shall be eligible for an annual discretionary bonus valued at up to (i) for 2007, $315, 000, (ii) for 2008, $332,500, and (iii) for 2009 and any calendar year thereafter, $350,000, each in the sole and absolute discretion of the Board of Directors or its Compensation Committee or their designee, provided, however, that Employee shall receive a minimum discretionary bonus valued at no less than $100,000 for 2007. The Company shall award any such annual discretionary bonus to Employee no later than the date that bonuses are provided to Executive Officers of the Company, provided, however, that if no bonuses are paid to Executive Officers for calendar year 2007 then the 2007 bonus to Employee shall be paid no later than March 31, 2008. The bonus will be payable in accordance with the Company’s normal payroll practices. Employee shall not be eligible for any bonus for a calendar year, pro-rated or otherwise, if the Employee is not an Employee of the Company: (i) at the end of the applicable calendar year or (ii) if Employee has materially breached this Agreement.
(c) Term Extension. In the event that the Term of the Agreement is extended effective July 16, 2010 and through July 16, 2011 pursuant to Section 2 herein, the monthly base salary and discretionary bonus for the Employee during that extension shall be determined no later than 30 days prior to July 16, 2010, but shall not be less than the monthly base salary ($41,666.67) and discretionary bonus ($350,000) as of July 15, 2010.
(d) Equity Awards. Effective as of the Effective Date, Employee shall receive awards of (i) 50,000 shares of restricted stock and (ii) 75,000 stock options, each award to vest in three equal installments on July 16, 2008, July 16, 2009, and July 16, 2010 subject to the terms and conditions of the Company’s 2005 Equity Compensation Plan. All terms and conditions of any future equity compensation award shall be subject to the approval of and in the sole and absolute discretion of the Board of Directors or its Compensation Committee or their designee.
(e) Signing Bonus. For the services to be rendered by Employee during the Term, Employee shall receive as a signing bonus (“Signing Bonus”): (i) a cash payment of $100,000, payable in accordance with the Company’s normal payroll practices and no later than the payroll period following the commencement of Employee’s employment, and (ii) an award of 15,000 shares of restricted stock no later than 30 days after the commencement of Employee’s employment, such award to vest in two installments on July 16, 2008 and July 16, 2009 subject to the terms and conditions of the Company’s 2005 Equity Compensation Plan. The cash portion of the Signing Bonus shall be earned pro-rata on a monthly basis during the Term through July 15, 2009. If Employee breaches this Agreement, in addition to any other remedies the Company may have, Employee shall immediately repay to the Company any unearned cash portion of the Signing Bonus. In the event that Employer terminates this Agreement pursuant to Section 5(d) (Termination Without Cause / Change of Control), Employee shall have no obligation to repay any unearned cash portion of the Signing Bonus and any unvested portion of the shares of restricted stock shall become immediately vested.

(f) Paydates; Customary Employee Deductions. Employee’s Base Salary shall be payable in accordance with the Company’s payroll policies in effect from time to time. For any and all compensation or bonus paid by the Company to Employee pursuant to this Section 4, the Company shall be entitled to deduct income tax withholdings, social security and other customary employee deductions in conformity with the Company’s payroll policies in effect from time to time.
(g) Benefits. For the purpose of determining Company benefits, the Company will credit Employee for all of Employee’s past service with the Company. During the Employment Period, Employee shall accrue vacation on a monthly basis and at a rate of five (5) weeks per year (pro-rated for 2007). Except as set forth herein, any vacation time shall be subject to prevailing practice and/or policies of the Company in regard to vacations for its employees. Employee shall be entitled to participate in all benefits plans that may be established by the Company for its employees at the same level as is currently provided to employees in comparable positions, subject to the terms and conditions of such plans, provided, however, that Employee will be covered under the Employers group health plan immediately upon the commencement of employment without any exclusions for any pre-existing conditions.
5. Termination of Employment.
(a) During the Employment Period, the Company shall have the right, if exercised in good faith, to terminate the employment of Employee hereunder immediately by giving notice thereof to Employee in the event of any of the following:
(i) if Employee has (A) failed, refused or habitually has neglected to carry out or to perform the reasonable duties required of Employee hereunder or otherwise materially breached any provision of this Agreement (other than Sections 6, 7 and 9 hereof, which are governed by Section 5(a)(iv)), (B) willfully breached any statutory or common law duty; (C) breached Section 3(c) or 3(d) of this Agreement; or (D) committed a material violation of the Company’s internal policies or procedures.
(ii) if Employee is convicted of a felony or a crime involving moral turpitude or if the Company, acting in good faith and upon reasonable grounds, determines that Employee has willfully engaged in conduct which would injure the reputation of the Company or otherwise adversely affect its interest if Employee were retained as an employee of the Company;
(iii) if Employee becomes unable by reason of physical disability or other incapacity (as may be defined in applicable disability insurance policies) to carry out or to perform the duties required of Employee hereunder for a continuous period of ninety (90) days; provided, however, that Employee’s compensation during any period in which Employee is unable to perform the duties required of Employee hereunder shall be reduced in accordance with the Company’s policies and by any disability payments (excluding any reimbursements for medical expenses and the like) which Employee is entitled to receive under group or other disability insurance policies of the Company during such period;
(iv) if Employee materially breaches any of the provisions of Section 6, 7 or 9 hereof or any of the terms or obligations of any other confidentiality agreements entered into between Employee and the Company, or the Company’s related entities, if any;
(v) if Employee commits an act of fraud, material misrepresentation, dishonesty related to his employment with the Company, or steals or embezzles assets of the Company; or
(vi) if Employee engages in a conflict of interest or self-dealing.

(b) Employee’s employment with the Company shall automatically terminate (without notice to Employee’s estate) upon the death or loss of legal capacity of Employee.
(c) In the event of any termination of employment pursuant to Section 5(a) or 5(b), Employee (or Employee’s estate, as the case may be) shall be entitled to receive (i) the Base Salary herein provided prorated to the date of such termination, (ii) Employee’s present entitlement, if any, under the Company’s employee benefit plans and programs and (iii) no other compensation.
(d) Termination Without Cause/Change of Control. The Company may terminate Employee’s employment hereunder during the Term effective at any time upon written notice to Employee. In the event that the Company terminates Employee’s employment other than pursuant to Section 5(a) or 5(b), Employee shall receive Employee’s Base Salary until the end of the Term, paid in equal payments over the remainder of the Term on a schedule that mirrors the Company’s then effective payroll practices, and any unvested portions of equity compensation awarded to Employee hereunder pursuant to Section 4(d) shall vest upon the effective date of termination of employment. In addition, in connection with a “Change of Control” (as defined in the Plan), if Employee is no longer the Chief Financial Officer of the Company or a material portion of Employee’s executive duties are withdrawn or significantly diminished, Employee may terminate Employee’s employment under this Agreement on 30 days written notice by delivering written notice to the Company no more than 30 days after the occurrence of such event. In connection with such termination election by Employee, Employee shall receive Employee’s Base Salary until the end of the Term, paid in equal payments over the remainder of the Term on a schedule that mirrors the Company’s then effective payroll practices, and any unvested portions of equity compensation awarded to Employee hereunder pursuant to Section 4(d) shall vest upon the effective date of termination of employment.
6. No Conflict of Interest; Proper Conduct; Restricted Activities.
(a) While employed by the Company, Employee will not compete with the Company, directly or indirectly, either for Employee or as a member of any association, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (except as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation whose gross assets exceed $100,000,000), investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, joint venture, registered limited liability partnership or limited liability company, corporation or other entity, in any business in competition with that carried on by the Company or its Related Entities. Employee shall not, without the Company’s prior written consent, engage in any activity during Employee’s employment that would conflict with, interfere with, impede or hamper the performance of Employee’s duties for the Company or would otherwise be prejudicial to the Company’s business interests. Employee shall not commit any act or become involved in any situation or occurrence that, in the Company’s reasonable judgment, could tend to bring Employee or the Company into public disrepute, contempt, scandal or ridicule, could provoke, insult or offend the community or any group or class thereof, or could reflect unfavorably upon the Company or any of its Sponsors or Affiliates. Employee shall comply with all applicable laws and regulations governing the Company and its business, including without limitation, regulations promulgated by the Federal Communications Commission or any other regulatory agency.
(b) Employee further agrees that, at the Company’s option upon written notice delivered to Employee no later than the end of the Term, for a period of six (6) months from and after the Term (the “Restricted Period”) and in consideration for $200,000, paid in equal payments over the Restricted Period on a schedule that mirrors the Company’s then effective payroll practices, regardless of cause, Employee will not engage in or carry on, directly or indirectly, either for Employee or as a member of an association, trust, partnership, joint venture, limited liability partnership or limited liability company or other entity, or as a stockholder (other than as a stockholder of less than one percent (1%) of the issued and outstanding stock of a publicly-held corporation, whose gross assets exceed $100,000,000), or as an investor, officer or director of a corporation, or as an employee, agent, trustee, associate or consultant of any person, association, trust, partnership, corporation, joint venture, registered limited liability partnership or limited liability company, or other entity, any Restricted Activity. Restricted Activities shall consist of: (i) providing services to a traffic, news, sports, weather or other information report gathering or broadcast service or to a radio network or syndicator, or any direct or indirect competitor of Westwood or its Related Entities; (ii) soliciting Sponsors and dealing with accounts with respect thereto; (iii) soliciting Affiliates to enter into any contract or arrangement with any person or organization to provide traffic, news, weather, sports or other information report gathering or broadcast services or national or regional radio network or syndicated programming; or (iv) forming or providing operational assistance to any business or a division of any business engaged in the foregoing activities.
(c) Employee further covenants and agrees that during the Restricted Period, Employee will not either individually, or on behalf of any other person, association, trust, partnership, joint venture, limited liability partnership or limited company or other entity as an owner, member, partner, agent, trustee, shareholder, joint venturer or otherwise, directly or indirectly, solicit any customer and/or Sponsor of the Company or its Related Entities in competition with the Company.
(d) Employee further agrees that during the Restricted Period, Employee will neither employ nor offer to employ nor solicit employment of any employee or consultant of the Company or its Related Entities.
(e) Employee further agrees not to solicit, divert or attempt to divert any business, patronage or customer of the Company or its Related Entities to Employee or a competitor or rival of the Company or its Related Entities during the Restricted Period.
(f) Employee agrees that the limitations set forth herein on Employee’s rights are reasonable and necessary for the protection of the Company and its Related Entities. In this regard, Employee specifically agrees that the limitations as to period of time and geographic area, as well as all other restrictions on Employee’s activities specified herein, are reasonable and necessary for the protection of the Company and its Related Entities.
(g) Employee agrees that the remedy at law for any breach by Employee of this Section 6 will be inadequate and that the Company shall be entitled to injunctive relief (without bond or other undertaking).
(h) Employee and Company agree that to the extent a court of competent jurisdiction or appropriate arbitral tribunal finds any of the foregoing covenants to be overly broad based on applicable law, then the parties agree that the court shall reform the covenants to the extent necessary to cause such covenants to be reasonable and enforce such covenants as reformed against Employee.
7. Confidential Information and the Results of Services. Employee acknowledges that the Company has established a valuable and extensive trade in the services it provides, which has been developed at considerable expense to the Company. Employee agrees that, by virtue of the special knowledge that Employee has received or will receive from the Company, and the relationship of trust and confidence between Employee and the Company, Employee has or will have certain information and knowledge of the operations of the Company that are confidential and proprietary in nature, including, without limitation, information about Affiliates and Sponsors. Employee agrees that during the term hereof and at any time thereafter Employee will not make use of or disclose, without the prior consent of the Company, Confidential Information (as hereinafter defined) relating to the Company and any of its Related Entities (including, without limitation, its Sponsor lists, its Affiliates, its technical systems, its contracts, its methods of operation, its business plans and opportunities, its strategic plans and its trade secrets), and further, that Employee will return to the Company all written materials in Employee’s possession embodying such Confidential Information. For purposes of this Agreement, “Confidential Information” means information obtained by Employee during Employee’s employment relationship with the Company which concerns the affairs of the Company or its Related Entities and which the Company has requested be held in confidence or could reasonably be expected to desire to be held in confidence, or the disclosure of which would likely be embarrassing, detrimental or disadvantageous to the Company or its Related Entities. Confidential Information shall also include the terms of this Agreement (except with respect to Employee’s legal and tax advisors, and immediate family). Confidential Information, however, shall not include information which Employee can show by written document to be:
(a) Information that is at the time of receipt by Employee in the public domain or is otherwise generally known in the industry or subsequently enters the public domain or becomes generally known in the industry through no fault of Employee;
(b) Information that at any time is received in good faith by Employee from a third party which was lawfully in possession of the same and had the right to disclose the same.
The parties hereto agree that the remedy at law for any breach of Employee’s obligations under this Section 7 of this Agreement would be inadequate and that any enforcing party shall be entitled to injunctive or other equitable relief (without bond or undertaking) in any proceeding which may be brought to enforce any provisions of this Section.
8. Work for Hire. Employee agrees that any ideas, concepts, techniques, or computer programs relating to the business or operations of the Company and its Related Entities which are developed by Employee during Employee’s employment hereunder, including each program and announcement prepared for broadcast, and the titles, content, format, idea, theme, script, characteristics, and other attributes thereof, shall be deemed to have been made within the scope of Employee’s employment and therefore constitute works for hire and shall automatically upon their creation become the exclusive property of the Company. To the extent such items are not works for hire under applicable law, Employee assigns them and any and all intangible proprietary rights relating thereto to the Company in their entirety and agrees to execute any and all documents necessary or desired by the Company to reflect the Company’s ownership thereof.
9. Communications Act of 1934. Employee represents and warrants that the Employee has not accepted or agreed to accept, or has paid or provided or agreed to pay or provide, any money, service or any other valuable consideration, as defined in Section 507 of the Communications Act of 1934, as amended, for the broadcast of any matter contained in programs. Employee further represents and warrants that, during Employee’s employment, Employee shall comply with all legal requirements of that Act.
10. Waiver of Breach of Agreement. If either party waives a breach of this Agreement by the other party, that waiver will not operate or be construed as a waiver of any subsequent breaches.
11. Assignment. The rights of the Company hereunder may, without the consent of Employee, be assigned by the Company. This Agreement is not assignable by Employee.
12. Certain Definitions. As used in this Agreement, the following capitalized terms shall have the meanings indicated:

(a) Affiliates. Any organization, entity or person with whom the Company or any of the Company’s Related Entities has or had a contract or other arrangement to provide traffic, news, weather, sports, entertainment or other information or national or regional radio network or syndicated programming, whether by broadcast, computer or any other means.
(b) Sponsor(s). Any and all client advertisers of the Company or its Related Entities including without limitation advertisers whose commercial material is to be, is or was incorporated in any one or more of the Company’s programs or announcements, live or recorded, broadcast over the facilities of the Company, by the Company, or pursuant to an arrangement with an Affiliate.
(c) Related Entity or Related Entities. Any entity (or entities) that directly or indirectly controls, is controlled by, or is under common control with the Company (or its successor or assign), including but not limited to Westwood One Radio Networks, Inc., Westwood One Radio, Inc., Metro Networks Communications, Inc., SmartRoute Systems, Inc. and Metro Networks Communications, Limited Partnership. The term “entity” as used in this Section 12(c) means an individual, corporation, partnership, joint venture, limited liability partnership or limited liability company, trust, unincorporated organization, association or other entity. As used in this Section 12(c), the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
13. Choice of Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
14. Arbitration. The parties hereby agree that any and all claims or controversies relating to Employee’s employment with the Company, or termination thereof, including but not limited to claims for breach of contract, tort, unlawful discrimination or harassment (as well as any claims arising under Title VII, the Americans with Disabilities Act, and the Age Discrimination in Employment Act), and any violation of any state or federal law (“Arbitrable Claims”), except for equitable relief sought by a party in aid of arbitration, shall be resolved by arbitration in accordance with the then applicable JAMS Employment Arbitration Rules And Procedures. However, claims under applicable workers’ compensation laws or the National Labor Relations Act shall not be subject to arbitration. Arbitration under this Agreement shall be the exclusive remedy for all Arbitrable Claims and shall be final and binding on all parties. Unless the parties mutually agree otherwise, the Arbitrator shall be selected from a panel provided by JAMS and the arbitration shall be held in New York County, New York. Any court having jurisdiction thereof may enter judgment on the award rendered by the arbitrator(s). THE PARTIES HEREBY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY OF ANY MATTERS SUBJECT TO ARBITRATION UNDER THIS AGREEMENT.
15. Indemnity. Company hereby agrees to indemnify, defend and hold harmless Employee pursuant to the terms and conditions set forth in the Indemnification Agreement annexed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on April 30, 2007 (with “Indemnified Party” as used therein deemed to refer to Employee). The indemnity provided for therein shall not be deemed exclusive of, or dependent or conditional upon, any other indemnity obligations running to Employee, nor shall any other indemnity obligations running to Employee be deemed exclusive of, or dependent or conditional upon, the indemnity obligations contained in this Agreement. The indemnity obligations contained therein shall survive the termination of employment of Employee or expiration of this Agreement and shall, where appropriate, inure to the benefit of and cover Employee’s estate.

16. Miscellaneous. This Agreement supersedes all prior understandings and agreements between the parties (including the Company’s Related Entities) with respect to the subject matter hereof. This Agreement contains the entire agreement of the parties with respect to the subject matter covered hereby and may be amended, waived or terminated only by an instrument in writing executed by both parties hereto. All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or delivered by registered or certified mail, or overnight courier to such address listed below the parties’ respective signature lines or to such other address as notified in writing by the parties; provided, that, notices to the Company shall be addressed to the attention of the “President”. Any provision hereof prohibited by or unenforceable under any applicable law of any jurisdiction shall as to such jurisdiction be deemed ineffective and deleted herefrom without affecting any other provision of this Agreement. If either party waives a breach of this Agreement by the other party, that waiver will not operate or be construed as a waiver of any subsequent breaches. This Agreement may be executed in counterparts, including via facsimile, which together shall constitute but one and the same agreement. Submission of this Agreement to Employee, or Employee’s agents or attorneys, for examination or signature does not constitute or imply an offer of employment, and this Agreement shall have no binding effect until execution hereof by both two executive officers of the Company and Employee.
IN WITNESS WHEREOF, this Agreement is EXECUTED as of the 10th day of July 2007 to be EFFECTIVE FOR ALL PURPOSES as of the Effective Date.

“COMPANY”

WESTWOOD ONE, INC.

By:	/s/ Peter Kosann

Printed Name: Peter Kosann
Title: President and CEO

By:	/s/ David Hillman

Printed Name: David Hillman
Title: General Counsel

“EMPLOYEE”

/s/ Gary J Yusko

Gary Yusko
Address: